UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026

CXJ GROUP CO., LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-56425	85-2041913
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Room 401, 4th Floor, East Block Building 5,

Xintiandi Business Center,

No. 7 Anqiaogang Road,

Gongshu District, Hangzhou City,

Zhejiang Province,

China 310017.

(Address of Principal Executive Offices) (NA)

+86 18668175727

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes In Registrant’s Certifying Accountant

(a) Resignation of Independent Registered Public Accounting Firm.

On November 4, 2026, J & S Associate PLT. (“J&S”) notified CXJ Group Co., Limited (the “Company”) of its resignation as the Company’s independent registered public accounting firm, effective immediately. The resignation of J&S as the Company’s independent registered public accounting firm was approved by the Company’s board directors (the “Board”). The Board wishes to thank J&S for its services.

The audit reports of J&S on the consolidated financial statements of the Company as of and for the fiscal years ended May 31, 2026, May 31, 2025 and May 31, 2024, dated September 11, 2026, September 15, 2025 and November 8, 2024, respectively, did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that each such report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

For the years ended May 31, 2024, May 31, 2025, May 31, 2026 and the subsequent interim period preceding such resignation, there were no disagreements with J&S on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to J&S’s satisfaction would have caused J&S to make reference to the subject matter of the disagreement in connection with their reports. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal control over financial reporting disclosed in the Company’s Annual Reports on Form 10-K for the fiscal years ended May 31, 2024, 2025 and 2026, as follows: (1) lack of well-established procedures to identify, approve and review related party transactions; (2) inadequate design of controls related to business combination transactions accounting given the accounting complexities of business combinations, including, but not limited to, lack of mindset and methods to assess the value of the business prior to acquisition, inadequate process to determine the purchase price, lack of professional understanding to determine when the control of the business acquired is transferred or when the transaction is completed, and inability to make the appropriate disclosure; and (3) the Board does not have a director who qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Company provided J&S with the disclosures under this Item 4.01 of Form 8-K and requested that J&S furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01 of Form 8-K and, if not, stating the respects in which it does not agree. J&S’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm.

On November 5, 2026, the Board approved the appointment of WSJ and Partners (“WSJ”) as the Company’s new independent registered public accounting firm for the fiscal year ending May 31, 2027 (including two quarters’ reports for 2027) with effective immediately. During the Company’s two most recent fiscal years ended May 31, 2025 and 2026 and until the engagement of WSJ, neither the Company nor anyone acting on its behalf consulted with WSJ with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and WSJ did not provide either a written report or oral advice to the Company that WSJ concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) (a) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or (b) a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter of Consent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CXJ GROUP CO., LIMITED

	By	/s/ Lixin Cai
Date: November 12, 2026	Name:	Lixin Cai
	Title:	Chief Executive Officer and Director